Exhibit 99.1

Atlantic Union Bankshares Corporation To Release Second Quarter 2022 Financial Results

Richmond, Va., July 6, 2022 – Atlantic Union Bankshares Corporation (the “Company”) today announced that it will release second quarter 2022 financial results before the market opens on Thursday, July 21, 2022.

Following the release, the Company will host a conference call and webcast for analysts at 9:00 a.m. Eastern Time on Thursday, July 21, 2022.

Management will conduct a conference call and listen-only webcast with accompanying slides, which can be found at: https://edge.media-server.com/mmc/p/8t2h7c2u.

To participate in the call, please register at the following URL: https://register.vevent.com/register/BI251d953edb164e91bd37f98e5106e347. The conference call provider has changed its dial-in procedures, so all attendees must utilize the link to receive an audio dial-in number and their Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 114 branches and approximately 130 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

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Contact:

Bill Cimino, Senior Vice President and Director of Investor Relations 804.448.0937